EXHIBIT 99

MagStar Technologies, Inc. (MGST)

Hopkins, MN

August 7, 2003

EARNINGS RELEASE

(Numbers in Thousands, Except Per Share Data)

	2nd Quarter Ended		6 Months Ended
	6/30/2003	6/30/2002	6/30/2003	6/30/2002

Sales	$1,769	$2,401	$3,203	$5,223
Net Income (Loss)	$(126)	$(492)	$(267)	$(473)

Average Shares	8,740	8,740	8,740	8,740
EPS	$(0.01)	$(0.06)	$(0.03)	$(0.05)

The net loss for the quarter and six months year to date ended June 30, 2003 compared to 2002 reflects overall weaker sales, decreased demand from a significant customer and a change of the sales mix, balanced against significant cost reductions by the Company.

The Company also announces an amendment to its credit agreement with U.S. Bancorp.  In exchange for 300,000 shares of restricted common stock, U.S. Bancorp has agreed to cancel a portion of senior debt.  The Company will realize $1,205,000 in other income in August 2003 while recording approximately $56,250 to Common Stock and approximately $63,750 in Additional Paid in Capital as a result of the shares issued.  The Company’s senior debt will be reduced by $1,325,000.

MagStar Technologies, Inc. (“MagStar” or the “Company”) is a publicly owned company headquartered in Hopkins, Minnesota that trades locally, over the counter, under the symbol “MGST”. The Company is principally a contract manufacturer of precision-machined components, used in electro-mechanical assemblies and devices for medical, magnetic, motion control, and industrial original equipment manufacturers (“OEMs”).  The company manufactures on a contract basis, among other items, close tolerance bearing-related assemblies for the medical device industry.  In order to differentiate itself from its competitors, the Company emphasizes its design and manufacturing engineering capability and support providing engineering solutions and machining, manufacturing, and assembly services.    The Company manufactures and sells self-powered oil centrifuges, hydraulic actuators, and Quickdraw conveyer systems. The Company also contract manufactures biometric identification assemblies, spindles, precision slides and complex magnetic assemblies.  The Company was established in 1948 as Reuter Manufacturing, Inc., and specialized in precision machining and assemblies.  In early 2001, the Company changed its name to MagStar Technologies, Inc.

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations.  Any statements that are not of historical fact may be deemed to be forward-looking statements.  These forward-looking statements involve substantial risks and uncertainties.  In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology.  Forward-

looking statements in this Report also include references to anticipated sales volume and product margins, efforts aimed at establishing new or improving existing relationships with customers, other business development activities, anticipated financial performance, business prospects and similar matters.  Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports or registration statements filed with the United States Securities and Exchange Commission.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.  The Company disclaims any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements. Such information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a safe harbor for forward looking statements.